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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002



                               September 28, 2001

Board of Directors
The Williams Companies, Inc.
One Williams Center
Tulsa, Oklahoma 74172

Gentlemen:

         We have acted as counsel to The Williams Companies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") on the date hereof, pursuant to the Securities Act of 1933, as amended (the "Act"), filed by the Company and Williams Coal Seam Gas Royalty Trust, a business trust organized under the laws of the Delaware Business Trust Act (the "Trust"). The Registration Statement relates to the offering from time to time of 3,568,791 units of beneficial interest of the Trust (the "Trust Units") by the Company. All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.

           In arriving at the opinion expressed below, we have examined the Purchase and Sale Agreement dated as of August 11, 2000, between the Company and Quatro Finale IV LLC ("Quatro"), as amended by that certain Amendment No. 1 to Purchase and Sale Agreement dated as of September 26, 2001 between Quatro and the Company (as so amended, the "Purchase Agreement"), the Registration Statement, and the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and the Trust and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In rendering the opinion expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iii) the authenticity of the originals of such documents and (iv) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action corporate or other, and the due execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

          Based on the foregoing, and subject to the limitations and exceptions set forth below, it is our opinion that the Trust Units are legally issued and, when sold by the Company in the manner contemplated by the Registration Statement, will continue to be legally issued and will be fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus forming part of the


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Registration Statement without admitting that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

            This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. For the purposes of the opinions expressed above, we have assumed that, at the time of the delivery of the Trust Units (a) the Company and the Trust will be validly existing in good standing under the law of the State of Delaware and there shall have occurred no change in applicable law (statutory or decisional), rule or regulation, or in any other relevant fact or circumstance, that (in any such case) would adversely affect our ability to render at such time an opinion containing the same legal conclusions herein set forth and subject only to the same (or fewer) assumptions, limitations and qualifications as are contained herein, and (b) at the time of offering and sale by the Company of such Trust Units pursuant to the Registration Statement (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and no stop order shall have been issued in respect thereof and (ii) all such Trust Units will have been issued and sold in compliance with applicable United States federal and state securities laws and in the manner contemplated in the Registration Statement.

         We express no opinion other than as to the federal laws of the United States and the Delaware Business Trust Act, in each case as in effect as of the date hereof. We do not express any opinion as to the laws of any other jurisdiction. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.






                                       Very truly yours,

                                       /s/ ANDREWS & KURTH L.L.P.